UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 28, 2014, Kraton Performance Polymers, Inc. (the “Company”) and two of its subsidiaries entered into a definitive agreement (the “Combination Agreement”) dated as of January 28, 2014, with LCY Chemical Corp., a company limited by shares registered under the laws of the Republic of China (“LCY”), and a subsidiary of LCY (collectively, the “LCY Parties”). Pursuant to the Combination Agreement, the Company has formed a new holding company organized under the laws of England (“UK Holdco”) and, pursuant to a merger, each outstanding share of common stock of the Company will be converted into one ordinary share of UK Holdco and the Company will become a wholly-owned subsidiary of UK Holdco. In addition, UK Holdco will issue ordinary shares to the LCY Parties in exchange for LCY’s styrenic block copolymer business (the “Business”), which will be contributed to UK Holdco through the contribution of the equity interests in a group of LCY’s subsidiaries. The Business consists of operations in Kaohsiung, Republic of China; Huizhou, People’s Republic of China; and Baytown, Texas.

The shares to be issued to LCY at closing will constitute 50% of the shares of UK Holdco that will be outstanding immediately after closing. The other 50% will be owned by the stockholders of the Company immediately prior to the closing. Upon and after closing, the name of UK Holdco will be Kraton Performance Polymers plc.

The Combination Agreement has been approved by the boards of directors of both the Company and LCY. The closing of the transactions is subject to approval by the stockholders of both the Company and LCY, receipt of certain regulatory approvals and other conditions as described below. Closing of the transactions is expected to occur in the fourth quarter of 2014.

Combination Agreement

Principal terms of the Combination Agreement include:

•	Consideration; Adjustments: LCY will contribute the Business and cash in exchange for the shares of UK Holdco to be issued to the LCY Parties. The cash portion of the contribution will be offset by a net debt adjustment applicable to the Company as of closing. Although it is expected that the Business will be contributed on a debt-free and cash-free basis, the Business is also subject to a net debt adjustment. Further, both the Company and the Business are subject to working capital adjustments. The amount of cash payable by one party to the other at closing, if any, will depend upon the combined effect of the applicable net debt and working capital adjustments.

•	Directors and Officers of the Company: After the closing of the transactions, UK Holdco’s board of directors (the “UK Board”) will consist of fourteen directors, consisting of seven LCY-designated directors and seven directors that currently serve on the Company’s board of directors. The chairman of the board of directors of the Company, Dan Smith, will be the initial chairman of the UK Board upon the closing, and it is anticipated he will serve in that position for two years following the closing. The chairman for the next two years will be selected by the LCY designees on the UK Board, and thereafter the chairman will be selected by the full UK Board. Kevin M. Fogarty, the chief executive officer of the Company, will serve as chief executive officer of UK Holdco upon the closing.

•	Closing Conditions: In addition to customary closing conditions, the respective obligations of the parties to consummate the transactions are subject to (1) clearances and approvals under the rules of antitrust and competition law authorities, including in the United States, the Republic of China, the People’s Republic of China and Turkey; (2) approval by the Company’s and LCY’s stockholders of the transactions; (3) the conclusion of a review by the Committee on Foreign Investment in the United States with no resulting actions to block or prevent the consummation of the transactions; (4) clearance from the Securities and Exchange Commission with respect to UK Holdco’s registration statement and the proxy statement/prospectus contained therein; (5) the New York Stock Exchange’s authorization to list the shares of UK Holdco on such exchange; (6) the amendment or waiver or other arrangements with respect to certain provisions of the Company’s debt agreements; and (7) completion of a series of transactions in which LCY’s styrenic block copolymer operations in Taiwan will be conveyed to a subsidiary of LCY prior to the contribution of the subsidiary to UK Holdco, together with related approvals of Taiwan regulatory authorities.

•	Representations and Warranties; Indemnification; Covenants: The parties have made customary representations and warranties to each other and have agreed to certain limitations on the conduct of the Company’s business, and of the Business, prior to closing. The parties have agreed to indemnify each other in connection with certain matters relating to the transactions. Each party’s indemnification obligations to the other with respect to breaches of representations and warranties are subject to a $7.5 million aggregate deductible and a $75 million aggregate cap, with specified exceptions. The Combination Agreement also contains customary covenants, including those relating to the efforts and actions necessary to obtain approval of the transactions under the Hart-Scott-Rodino Antitrust Improvements Act and other antitrust and competition laws. The parties have agreed to use their reasonable best efforts to cooperate with each other and respond to and comply promptly with any requests for information with respect to antitrust and competition laws, provided that neither party shall be obligated to divest any assets or business to obtain antitrust clearance of the transactions.

•	No Solicitation: The Company has agreed, subject to specified exceptions with respect to unsolicited proposals, not to solicit alternative transaction proposals, not to enter into or continue discussions or negotiations regarding alternative transaction proposals and not to disclose nonpublic information with respect to any alternative transaction proposal. The board of directors of the Company may, subject to specified conditions, change its recommendation in favor of the transaction with LCY if, in connection with the receipt of an alternative proposal, it determines in good faith, after consultation with outside counsel and financial advisors, that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties or if, in connection with specified material events or circumstances that were not known or reasonably foreseeable at the time of entry into the Combination Agreement, it determines in good faith, after consultation with outside counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties.

•	Termination: The parties may terminate the Combination Agreement (1) by mutual written consent; (2) if the closing has not occurred on or before February 2, 2015 (although either party may elect to extend such end date one or more times to a date no later than August 3, 2015 if all conditions other than certain regulatory conditions have been satisfied or are capable of satisfaction)(the “End Date”); (3) if a court or other governmental authority has issued a final and nonappealable order prohibiting the transactions; (4) if the required vote of the Company’s stockholders is not obtained; (5) if the required vote of LCY’s stockholders is not obtained; (6) due to material breaches of representations, warranties or obligations; or (7) after 120 days of the date of the Combination Agreement, if the parties have not obtained confirmation from the UK Panel on Takeovers and Mergers that the UK City Code on Takeovers and Mergers will not apply to UK Holdco at the time of closing. The Company may terminate the Combination Agreement in order to enter into a definitive agreement for a superior transaction, subject to certain conditions. LCY may terminate the Combination Agreement if the Company’s board fails to recommend in favor of the approval of the transactions in its proxy statement or if it adversely changes such recommendation.

•	Termination Fee; Reimbursement of Expenses: In the event the Combination Agreement is terminated under specified circumstances, including the Company’s acceptance of a superior transaction proposal and an adverse change in its board of directors’ recommendation of the transaction with LCY, the Company would be obligated to pay a $25 million termination fee to LCY. If the Combination Agreement is terminated because a party fails to obtain its required stockholder approval, that party is obligated to reimburse the other party’s expenses up to a cap of $10 million.

Shareholder Agreement

UK Holdco and the LCY Parties have also agreed to enter into a shareholder agreement (the “Shareholder Agreement”), a form of which is attached as Exhibit 99.1 hereto, at the closing of the transactions. The Shareholder Agreement will set forth certain rights and limitations relating to the LCY Parties’ ownership of the UK Holdco shares, including provisions relating to, among other things, UK Board representation, standstill restrictions on certain actions by the LCY Parties (including the acquisition by the LCY Parties of additional UK Holdco shares), UK Board approval requirements on certain significant actions by UK Holdco, preemptive rights for the LCY Parties to purchase additional UK Holdco shares, restrictions on the direct or indirect transfer of the UK Holdco shares to be owned by the LCY Parties, arrangements regarding the voting of the UK Holdco shares held by the LCY Parties, restrictions on competition with UK Holdco on the part of LCY and certain affiliates and registration rights for the UK Holdco shares to be held by the LCY Parties.

Voting Agreements

The Company has entered into voting agreements, each substantially in the form attached as Exhibit 10.1 hereto, with eight stockholders of LCY who collectively own 36.55% of LCY’s shares, under which such stockholders have agreed to vote their LCY shares in favor of the proposed transaction at LCY’s stockholder meeting.

Item 8.01    Other Events.

On January 28, 2014, the Company’s chief executive officer sent a letter to the Company’s employees regarding the transactions described above, a copy of which is filed herewith as Exhibit 99.2.

* * *

The foregoing summary of the Combination Agreement, the Shareholder Agreement, the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements, copies of which are filed as exhibits hereto.

Investors are cautioned that the representations, warranties and covenants included in the Combination Agreement were made by the Company, its subsidiaries and the LCY Parties referenced therein to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Combination Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of the Combination Agreement, which disclosures are not necessarily reflected in the Combination Agreement. In addition, the representations and warranties may have been included in the Combination Agreement for the purpose of allocating risk between the Company, its subsidiaries and the LCY Parties referenced therein, rather than to establish matters as facts.

The Combination Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transactions, not to provide any other factual information regarding the Company, its subsidiaries or the LCY Parties referenced therein or their respective businesses or the actual conduct of their respective businesses during the pendency of the Combination Agreement. Investors are not third-party beneficiaries under the Combination Agreement and should not rely on the representations and warranties in the Combination Agreement as characterizations of the actual state of facts about the Company, its subsidiaries, the LCY Parties or any other person referenced therein. Furthermore, you should not rely on the covenants in the Combination Agreement as actual limitations on the respective businesses of the Company and the LCY Parties, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Combination Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

The foregoing summary of the Combination Agreement and the transactions contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the transactions in 2014, the expectation that the Business will be contributed on a cash-free, debt-free basis and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the Company’s control that could affect the Company’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the SEC for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of the company or THE COMBINED COMPANY. An affiliate of the company will file a proxy statement/prospectus (and related registration statement) and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT (INCLUDING ANY AMENDMENT OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING the company, LCY AND THE COMBINATION. A DEFINITIVE PROXY statement/prospectus will be sent to the security holders of the company seeking their approval of the combination. Investors and security holders may obtain a free copy of the proxy statement/prospectus AND THE REGISTRATION STATEMENT (when available) and other documents filed by the company or its affiliate with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus AND THE REGISTRATION STATEMENT and other such documents (relating to the company) may also be obtained for free from the company by accessing its website (which is not incorporated by reference herein) at WWW.KRATON.COM

Participants in the Solicitation

The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with the combination. Information regarding such persons and a description of their interest in the combination will be contained in the proxy statement/prospectus when it is filed. Information concerning beneficial ownership of the Company’s common stock by its directors and certain executive officers is included in its proxy statement dated April 15, 2013 and subsequent statements of changes in beneficial ownership on file with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: January 28, 2014	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President & CFO

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Combination Agreement, dated as of January 28, 2014*

Exhibit 10.1	Form of Voting Agreement

Exhibit 99.1	Form of Shareholder Agreement

Exhibit 99.2	Employee Letter issued on January 28, 2014

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.